                                                                   EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the inclusion in this registration statement of our Report dated September 19, 1997 for United Software, Inc. and to all references to our firm included in this registration statement.

                                       /s/ Arthur Andersen LLP

San Diego, California
November 19, 1997